IMMEDIATE RELEASE

TOWNSQUARE REPORTS STRONG CONCLUSION TO 2020 POWERED BY DIGITAL REVENUE, GROWING +6% YEAR OVER YEAR TO $162 MILLION AND REPRESENTING 44% OF TOTAL 2020 NET REVENUE
Q4 2020 Adjusted EBITDA +8.4%
Townsquare Interactive 2020 Net Subscription Revenue Increased 14% to $70 Million and
Net Subscription Profit Increased 10% to $21 Million

Purchase, NY – March 16, 2021 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today financial results for the fourth quarter and full year ended December 31, 2020.

“As I look back over the past year, I am extremely proud of Townsquare’s performance, driven by our passionate and committed employees, our loyal audience and communities, and our resilient “Local First” operating strategy. Our fourth quarter financial results reflect that performance as they exceeded our goals and expectations, and as we look at 2021, we believe that we will continue to see strong improvement and strong results in our business. In the fourth quarter, year over year net revenue declines significantly narrowed to -3%, from a low of -35% in the second quarter and -15% in the third quarter, and I am so proud to report that Adjusted EBITDA returned to growth, increasing +8% year over year. Townsquare Interactive, our digital monthly subscription business, excelled throughout the year, accelerating year over year net revenue growth in Q4 to +16% and generating over $70 million of revenue for the full year (+14% YoY) at a profit margin of approximately 30%. In total, digital net revenue increased +6% year over year, driven by both Townsquare Interactive and Townsquare Ignite (our digital programmatic advertising platform), which grew net revenue by +11% year over year. With $162 million of 2020 digital net revenue, digital now accounts for approximately 44% of our total net revenue, further differentiating us in the local media marketplace. I am also pleased to reaffirm our expectation that Townsquare Interactive and Townsquare Ignite will each generate $100 million in revenue in two to three years. 2020 served to accelerate Townsquare’s transformation into a premier local media and digital marketing solutions company proudly super-serving markets outside the top 50 markets. Although we are proud of our roots and DNA in local radio and we continue to love local radio, 2020 was the year Townsquare became a “Digital First” company,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc.

Mr. Wilson continued, “Over the past year we have worked hard to position ourselves for success in 2021 and beyond, and that included addressing our balance sheet. In early January, we closed on $550.0 million in aggregate principal amount of 6.875% senior secured notes due 2026. This offering - which replaced our existing debt in its entirety - was significantly oversubscribed, which allowed us to exceed our pricing expectations, locking in long-term capital at an attractive rate. I believe that our successful refinancing was due to our differentiated marketing and advertising solutions and “Local First” strategy, our large and growing digital platform, and our strong cash generation ability. We ended 2020 with over $83 million of cash on our balance sheet, only a slight decline from 2019’s cash balance of $85 million, and generated $32 million of cash flow from continuing operations in a year where Adjusted EBITDA declined (due to the pandemic) by $40 million. In addition, we repaid $15 million of debt (prior to the refinancing) and made $4 million of dividend payments. Additionally, we recently announced that we repurchased all of Oaktree Capital’s shares of Townsquare at $6.40 per security, a significant discount to the current share price. We are confident that this is a great transaction for Townsquare and our investors. The buyback is accretive on a cash flow per share and adjusted earnings per share basis in excess of 70%, and this resolves the significant overhang of Oaktree’s long-dated investment which we have often heard from current and prospective investors is an impediment to investing and building a position in Townsquare.”

Mr. Wilson concluded, “I am very proud of the results we delivered in 2020 in the face of unprecedented challenges and turbulent times. Our Townsquare Team worked tirelessly and with great passion throughout the pandemic to help our Company, by helping local advertisers and businesses as well as by keeping local communities informed and entertained at a time when both needed it the most. Our team kept moving forward, although at times it did not always feel like it. As we close out Q1 and move into Q2 2021, we believe our Flywheel is moving forward and gaining greater momentum each month and each quarter. We will continue to execute our “Local First” strategy in 2021, and we remain confident about the future of Townsquare and our revenue and profit growth prospects.”

Fourth Quarter Highlights
•As compared to the fourth quarter of 2019:
•Net revenue decreased 3.2%, and 10.2% excluding political revenue
•Net income increased $82.8 million to net income of $4.5 million
•Adjusted EBITDA increased 8.4% to $27.0 million
•Townsquare Interactive net subscription revenue increased 16.3% to $18.8 million
•Townsquare Interactive Adjusted Operating Income increased 24.0% to $5.9 million
•Advertising net revenue decreased 4.5% and 12.9% excluding political revenue
•Live Events net revenue decreased 99.5%
•Diluted income per share from continuing operations was $0.15, and Adjusted Net Income per diluted share was $0.18
•Townsquare Interactive added approximately 850 net subscribers

Full Year Highlights*
•As compared to the year ended December 31, 2019:
•Net revenue decreased 13.9%, and 17.0% excluding political revenue
•Net loss increased 22.7%
•Adjusted EBITDA decreased 39.3% to $62.1 million
•Digital net revenue increased 6.2% to represent 43.6% of total net revenue
•Townsquare Interactive net subscription revenue increased 14.4% to $70.4 million
•Townsquare Interactive Adjusted Operating Income increased 10.1% to $21.1 million
•Advertising net revenue decreased 15.4%, and 19.2% excluding political revenue
•Live Events net revenue decreased 85.5%
•Pro forma net revenue decreased 13.8%, and 16.9% excluding political revenue
•Pro forma net loss increased 22.0%
•Pro forma Adjusted EBITDA decreased 39.1%
•Pro forma Live Events net revenue decreased 84.8%
•Diluted loss per share was $4.46, and Adjusted Net Income per diluted share was $0.28
•Generated Cash Flow from Continuing Operations of $31.9 million
•Repurchased $4.7 million of our 2023 Unsecured Senior Notes at a market price below par, plus accrued interest
•Repaid $9.9 million of our Term Loans due 2022
•Townsquare Interactive added approximately 3,750 net subscribers, ending the year with approximately 22,750 subscribers

*See below for discussion of non-GAAP measures. As used in this release, the term “pro forma” means pro forma for the divestiture of our Arizona Bridal Shows business (consisting of two expositions) on March 18, 2019, giving effect to such divestitures as if they had occurred on January 1, 2019.

Segment Reporting
We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions subscription business, and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended December 31, 2020 Compared to the Quarter Ended December 31, 2019

Net Revenue
Net revenue for the quarter ended December 31, 2020 decreased $3.6 million, or 3.2%, to $108.5 million, as compared to $112.1 million in the same period last year. Townsquare Interactive net subscription revenue increased $2.6 million, or 16.3%, to $18.8 million, Advertising net revenue decreased $4.2 million, or 4.5%, to $89.7 million, and Live Events net revenue decreased $2.0 million, or 99.5%, to $10.0 thousand, each as compared to the same period last year. Excluding political revenue, net revenue decreased $11.3 million, or 10.2%, to $99.2 million, and Advertising net revenue decreased $11.9 million, or 12.9%, to $80.4 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended December 31, 2020 increased $2.1 million, or 8.4% to $27.0 million, as compared to $24.9 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $4.4 million, or 18.8%, to $19.1 million, as compared to $23.5 million in the same period last year.

Net Income
Net income for the quarter ended December 31, 2020 increased $82.8 million to $4.5 million, as compared to net loss of $78.3 million in the same period last year. Net income from continuing operations increased $82.8 million to $4.5 million, as compared to net loss from continuing operations of $78.2 million in the same period last year.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

Net Revenue
Net revenue for the year ended December 31, 2020 decreased $60.1 million, or 13.9%, to $371.3 million, as compared to $431.4 million in the same period last year. Townsquare Interactive net subscription revenue increased $8.8 million, or 14.4%, to $70.4 million, Advertising net revenue decreased $54.3 million, or 15.4%, to $298.5 million, and Live Events net revenue decreased $14.6 million, or 85.5%, to $2.5 million, each as compared to the same period last year. Excluding political revenue, net revenue decreased $73.0 million, or 17.0%, to $355.3 million, and Advertising net revenue decreased $67.2 million, or 19.2%, to $282.5 million.

Pro forma net revenue for the year ended December 31, 2020 decreased $59.3 million, or 13.8%, to $371.3 million, as compared to $430.7 million in the same period last year. Pro forma Townsquare Interactive net subscription revenue increased $8.8 million, or 14.4%, to $70.4 million, pro forma Advertising net revenue decreased $54.3 million, or 15.4%, to $298.5 million, and pro forma Live Events net revenue decreased $13.9 million, or 84.8% to $2.5 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue decreased $72.2 million, or 16.9%, to $355.3 million, and pro forma Advertising net revenue decreased $67.2 million, or 19.2%, to $282.5 million.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2020 decreased $40.3 million, or 39.3% to $62.1 million, as compared to $102.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $51.2 million, or 51.4%, to $48.5 million, as compared to $99.7 million in the same period last year.

Pro forma Adjusted EBITDA for the year ended December 31, 2020 decreased $39.9 million, or 39.1%, to $62.1 million, as compared to $102.0 million in the same period last year. Pro forma Adjusted EBITDA (Excluding Political) decreased $50.9 million, or 51.2%, to $48.5 million, as compared to $99.4 million in the same period last year.

Net Loss
Net loss for the year ended December 31, 2020 increased $14.9 million, or 22.7%, to $80.6 million, as compared to $65.7 million in the same period last year. Net loss from continuing operations increased $23.0 million, or 40.1%, to $80.6 million, as compared to $57.5 million in the same period last year. Net loss was driven by approximately $107.1 million of non-cash impairment charges to our intangible assets, and specifically our FCC licenses.

Pro forma net loss for the year ended December 31, 2020 increased $14.5 million to a net loss of $80.6 million, as compared to net income of $66.0 million in the same period last year. Net loss was driven by approximately $107.1 million of non-cash impairment charges to our intangible assets, and specifically our FCC licenses.

Liquidity and Capital Resources
As of December 31, 2020, we had a total of $83.2 million of cash and cash equivalents and $50.0 million of available borrowing capacity under our revolving credit facility. As of December 31, 2020, we had $545.8 million of outstanding indebtedness, representing 8.8x and 7.4x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2020 of $62.1 million.

Subsequent Events
On January 6, 2021, the Company completed the private offering and sale of $550.0 million aggregate principal amount of 6.875% senior secured notes due 2026 (the “2026 Notes”) at an issue price of 100.0%. The net proceeds from the 2026 Notes, together with cash on hand, were used to repay borrowings under the Senior Secured Credit Facility and to redeem all of the outstanding 2023 Notes on January 14, 2021, and to pay the premium, fees and expenses related thereto.

On January 24, 2021, the Company entered into a stock repurchase agreement with certain affiliates of Oaktree Capital Management L.P. (“Oaktree”) to repurchase 606,484 shares of the Company’s Class A common stock, 2,151,373 shares of the Company’s Class B common stock, and 7,242,143 warrants to purchase Class A Common Stock, or such greater number of securities as the Company may elect. On March 9, 2021, the Company elected to repurchase all of the outstanding securities held by Oaktree, including 1,595,224 shares of Class A Common Stock, 2,151,373 shares of Class B Common

Stock and 8,814,980 warrants for an aggregate purchase price of $80.4 million, or $6.40 per security. The repurchased securities were subsequently retired.

The table below presents a summary, as of March 11, 2021, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding	Description
Class A common stock	14,447,123	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	836,341	No votes.[1]
Warrants	162,696	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $16.[2]
Total	16,261,456
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[2] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and year end 2020 financial results on Tuesday, March 16, 2021 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13715882. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 23, 2021. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13715882. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing web sites, search engine optimization, social platforms and online reputation management for approximately 22,750 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).
We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill, impairment of long-lived and intangible assets, impairment of investments, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment goodwill, impairment of long-lived and intangible assets, impairment of investments, net loss (gain) on sale and retirement of assets, gain on repurchase of debt and insurance recoveries, net income attributable to non-controlling interest, net of income taxes, and net loss from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of December 31, 2020, divided by our Adjusted EBITDA for the twelve months ended December 31, 2020. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Where we use the term “pro forma”, it refers to pro forma financial information for our disposal of our Arizona Bridal Show business, as if the sale occurred on January 1, 2019.
We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands)

	December 31, 2020		December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	83,229		84,667
Accounts receivable, net of allowance of $7,100 and $2,604, respectively	58,634		67,463
Prepaid expenses and other current assets	12,428		9,241
Total current assets	154,291		161,371
Property and equipment, net	111,871		114,142
Intangible assets, net	281,160		388,029
Goodwill	157,947		157,947
Investments	11,501		8,275
Operating lease right-of-use-assets	48,290		49,503
Other assets	2,948		638
Restricted cash	494		494
Total assets	$768,502		$880,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	9,056		14,790
Current portion of long-term debt	—		9,929
Deferred revenue	8,847		8,086
Accrued compensation and benefits	12,462	—	10,714
Accrued expenses and other current liabilities	21,427		15,358
Operating lease liabilities, current	7,517		7,690
Financing lease liabilities, current	64		17
Accrued interest	6,350		4,558
Liabilities of discontinued operations	33		423
Total current liabilities	65,756		71,565
Long-term debt, less current portion (net of deferred financing costs of $2,369 and $3,840, respectively)	543,428		546,711
Deferred tax liability	10,326		34,347
Operating lease liability, net of current portion	44,661		44,957
Financing lease liabilities, net of current portion	130		31
Other long-term liabilities	3,446		352
Total liabilities	667,747		697,963
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,436,065 and 14,314,092 shares issued and outstanding, respectively	144		143
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 2,966,669 and 3,011,634 shares issued and outstanding, respectively	30		30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 and 1,636,341 shares issued and outstanding, respectively	17		17
Total common stock	191		190
Additional paid-in capital	369,672		367,540
Accumulated deficit	(272,602)		(188,034)
Non-controlling interest	3,494		2,740
Total stockholders’ equity	100,755		182,436
Total liabilities and stockholders’ equity	$768,502		$880,399

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net revenue	$108,494	$112,077	$371,338	$431,408
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	75,301	78,828	282,347	300,425
Depreciation and amortization	4,814	5,745	20,107	25,836
Corporate expenses	6,161	8,319	26,885	28,599
Stock-based compensation	473	524	2,084	2,592
Transaction costs	29	1,049	2,653	1,518
Business realignment costs	450	1	3,089	166
Impairment of goodwill	—	69,034	—	69,034
Impairment of long-lived and intangible assets	—	39,433	109,058	39,664
Impairment of investments	—	617	—	617
Net loss (gain) on sale and retirement of assets	3	(49)	83	92
Total operating costs and expenses	87,231	203,501	446,306	468,543
Operating income (loss)	21,263	(91,424)	(74,968)	(37,135)
Other expense (income):
Interest expense, net	7,707	8,215	31,420	33,860
Gain on repurchase of debt	—	—	(1,159)	—
Other (income) expense, net	(167)	895	(820)	1,073
Income (loss) from continuing operations before income taxes	13,723	(100,534)	(104,409)	(72,068)
Income tax provision (benefit)	9,186	(22,293)	(23,858)	(14,564)
Net income (loss) from continuing operations	4,537	(78,241)	(80,551)	(57,504)
Net loss from discontinued operations, net of income taxes	—	(38)	—	(8,150)
Net income (loss)	$4,537	$(78,279)	$(80,551)	$(65,654)
Net income (loss) attributable to:
Controlling interests	4,067	(78,891)	(82,470)	(67,763)
Non-controlling interests	470	612	1,919	2,109
Basic income (loss) per share:
Continuing operations attributable to common shares	$0.15	$(4.28)	$(4.46)	$(3.36)
Continuing operations attributable to participating shares	$0.15	$0.07	$0.08	$0.30
Discontinued operations attributable to common shares	$—	$—	$—	$(0.44)
Discontinued operations attributable to participating shares	$—	$—	$—	$—
Diluted income (loss) per share:
Continuing operations	$0.15	$(4.28)	$(4.46)	$(3.36)
Discontinued operations	$—	$—	$—	$(0.44)
Weighted average shares outstanding:
Basic attributable to common shares	18,706	18,600	18,647	18,549
Basic attributable to participating shares	8,978	—	8,978	8,978
Diluted	27,721	18,600	18,647	18,549
Cash dividend declared per share	$—	$0.075	$0.075	$0.30

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(80,551)	$(65,654)
Loss from continuing operations	—	(8,150)
Loss from continuing operations	(80,551)	(57,504)
Adjustments to reconcile (loss) income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	20,107	25,836
Amortization of deferred financing costs	1,566	1,443
Lease related amortization	10,947	—
Net deferred taxes and other	(24,206)	(15,028)
Provision for doubtful accounts	6,970	1,598
Stock-based compensation expense	2,084	2,592
Trade activity, net	(8,740)	(11,113)
Gain on repurchase of debt	(1,159)	—
Gain on insurance recoveries	(1,206)	—
Write-off of deferred financing cost	79	7
Impairment of goodwill, intangible and long-lived assets	109,058	108,698
Impairment on investment	—	617
Net loss on sale and retirement of assets	83	92
Other	30	76
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	171	(6,419)
Prepaid expenses and other assets	(3,143)	8,719
Accounts payable	(5,141)	2,387
Accrued expenses	11,454	(5,958)
Accrued interest	1,792	(6)
Other long-term liabilities	(8,317)	(8,568)
Net cash provided by operating activities - continuing operations	31,878	47,469
Net cash used in operating activities - discontinued operations	(390)	(6,418)
Net cash provided by operating activities	31,488	41,051
Cash flows from investing activities:
Purchase of investments	(400)	—
Acquisition of intangibles	(241)	(787)
Purchase of property and equipment	(14,948)	(19,676)
Proceeds from insurance recoveries	1,396	42
Proceeds from sale of investments	—	573
Proceeds from sale of assets	157	2,883
Net cash used in investing activities - continuing operations	(14,036)	(16,965)
Net cash provided by investing activities - discontinued operations	—	11,084
Net cash used in investing activities	(14,036)	(5,881)
Cash flows from financing activities:
Repayment of term loans	(9,951)	—
Borrowings under the revolving credit facility	50,000	—
Repayment of borrowings under the revolving credit facility	(50,000)	—
Proceeds from stock options exercised	49	—
Repurchase of stock	—	(400)
Dividend payments	(4,201)	(8,278)
Repurchase of notes	(3,573)	—
Deferred financing cost	—	(571)
Cash distribution to non-controlling interests	(1,165)	(2,586)
Sale of non-controlling interests	—	1,500
Repayments of capitalized obligations	(49)	(9)
Net cash used in financing activities	(18,890)	(10,344)
Cash and cash equivalents and restricted cash:
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,438)	24,826
Beginning of period	85,161	61,396
End of period	$83,723	$86,222

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2020	2019
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$28,516	$33,522
Income taxes	1,561	818

Supplemental Disclosure of Non-cash Activities:
Investments acquired in exchange for advertising	$2,827	$2,270
Property and equipment acquired in exchange for advertising	4,811	—
Investments rights acquired in exchange for advertising	906	—
Accrued capital expenditures	69	—
Deferred payment for software licenses	853	—
Accrued transaction costs	860	—
Dividends declared, but not paid during the period	22	2,164

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$10,988	$11,506
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$10,717	$12,714

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$83,229	$84,667
Restricted cash	494	494
	$83,723	$85,161

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Advertising net revenue	$89,719	$93,930	(4.5)%	$298,499	$352,814	(15.4)%
Townsquare Interactive net revenue	18,765	16,141	16.3%	70,360	61,517	14.4%
Live Events net revenue	10	2,006	(99.5)%	2,479	17,077	(85.5)%
Net revenue	108,494	112,077	(3.2)%	$371,338	431,408	(13.9)%
Advertising direct operating expenses	62,322	65,625	(5.0)%	230,849	244,322	(5.5)%
Townsquare Interactive direct operating expenses	12,845	11,368	13.0%	49,259	42,351	16.3%
Live Events direct operating expenses	134	1,835	(92.7)%	2,239	13,752	(83.7)%
Direct operating expenses	75,301	78,828	(4.5)%	282,347	300,425	(6.0)%
Depreciation and amortization	4,814	5,745	(16.2)%	20,107	25,836	(22.2)%
Corporate expenses	6,161	8,319	(25.9)%	26,885	28,599	(6.0)%
Stock-based compensation	473	524	(9.7)%	2,084	2,592	(19.6)%
Transaction costs	29	1,049	(97.2)%	2,653	1,518	74.8%
Business realignment costs	450	1	**	3,089	166	1,760.8%
Impairment of goodwill	—	69,034	(100.0)%	—	69,034	(100.0)%
Impairment of long-lived and intangible assets	—	39,433	(100.0)%	109,058	39,664	175.0%
Impairment of investments	—	617	(100.0)%	—	617	(100.0)%
Net loss (gain) on sale and retirement of assets	3	(49)	(106.1)%	83	92	(9.8)%
Total operating costs and expenses	87,231	203,501	(57.1)%	446,306	468,543	(4.7)%
Operating income (loss)	21,263	(91,424)	**	(74,968)	(37,135)	101.9%
Other expense:
Interest expense, net	7,707	8,215	(6.2)%	31,420	33,860	(7.2)%
Gain on repurchase of debt	—	—	**	(1,159)	—	**
Other (income) expense, net	(167)	895	**	(820)	1,073	(176.4)%
Income (loss) from continuing operations before income taxes	13,723	(100,534)	**	(104,409)	(72,068)	44.9%
Provision (benefit) for income taxes	9,186	$(22,293)	**	(23,858)	(14,564)	63.8%
Net income (loss) from continuing operations	4,537	(78,241)	**	(80,551)	(57,504)	40.1%
Net loss from discontinued operations, net of income taxes	—	$(38)	(100.0)%	—	(8,150)	(100.0)%
Net income (loss)	$4,537	$(78,279)	**	$(80,551)	$(65,654)	22.7%
** not meaningful

The following table presents net revenue and Adjusted Operating Income by segment, for the three months and years ended December 31, 2020 , and 2019, respectively (in thousands):

	Actual
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Advertising net revenue	$89,719	$93,930	$298,499	$352,814
Townsquare Interactive net revenue	18,765	16,141	70,360	61,517
Live Events net revenue	10	2,006	2,479	17,077
Net revenue	$108,494	$112,077	$371,338	$431,408
Advertising Adjusted Operating Income	27,397	28,303	67,650	108,492
Townsquare Interactive Adjusted Operating Income	5,920	4,773	21,101	19,166
Live Events Adjusted Operating (Loss) Income	(124)	173	240	3,325
Adjusted Operating Income	$33,193	$33,249	$88,991	$130,983

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment for the three months and years ended December 31, 2020, and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Advertising net revenue	$89,719	$93,930	$298,499	$352,814
Townsquare Interactive net revenue	18,765	16,141	70,360	61,517
Live Events net revenue	10	2,006	2,479	16,351
Net revenue	$108,494	$112,077	$371,338	$430,682
Advertising Adjusted Operating Income	27,397	28,303	67,650	108,492
Townsquare Interactive Adjusted Operating Income	5,920	4,773	21,101	19,166
Live Events Adjusted Operating (Loss) Income	(124)	173	240	2,971
Adjusted Operating Income	$33,193	$33,249	$88,991	$130,629

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months and years ended December 31, 2020, and 2019, respectively (in thousands):

	Actual
	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$89,719	$93,930	(4.5)%	$298,499	$352,814	(15.4)%
Townsquare Interactive net revenue	18,765	16,141	16.3%	70,360	61,517	14.4%
Live Events net revenue	10	2,006	(99.5)%	2,479	17,077	(85.5)%
Net revenue	$108,494	$112,077	(3.2)%	$371,338	$431,408	(13.9)%
Advertising political revenue	$9,342	$1,671	459.1%	$16,006	$3,103	415.8%
Townsquare Interactive political revenue	—	—	**	—	—	**
Live Events political revenue	—	—	**	—	—	**
Political revenue	$9,342	$1,671	459.1%	$16,006	$3,103	415.8%
Advertising net revenue (ex. political)	$80,377	$92,259	(12.9)%	$282,493	$349,711	(19.2)%
Townsquare Interactive net revenue (ex. political)	18,765	16,141	16.3%	70,360	61,517	14.4%
Live Events net revenue (ex. political)	10	2,006	(99.5)%	2,479	17,077	(85.5)%
Net revenue (ex. political)	$99,152	$110,406	(10.2)%	$355,332	$428,305	(17.0)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a pro forma basis by segment for the three months and years ended December 31, 2020, and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$89,719	$93,930	(4.5)%	$298,499	$352,814	(15.4)%
Townsquare Interactive net revenue	18,765	16,141	16.3%	70,360	61,517	14.4%
Live Events net revenue	10	2,006	(99.5)%	2,479	16,351	(84.8)%
Net revenue	$108,494	$112,077	(3.2)%	$371,338	$430,682	(13.8)%
Advertising political revenue	$9,342	$1,671	459.1%	$16,006	$3,103	415.8%
Townsquare Interactive political revenue	—	—	**	—	—	**
Live Events political revenue	—	—	**	—	—	**
Political revenue	$9,342	$1,671	459.1%	$16,006	$3,103	415.8%
Advertising net revenue (ex. political)	$80,377	$92,259	(12.9)%	$282,493	$349,711	(19.2)%
Townsquare Interactive net revenue (ex. political)	18,765	16,141	16.3%	70,360	61,517	14.4%
Live Events net revenue (ex. political)	10	2,006	(99.5)%	2,479	16,351	(84.8)%
Net revenue (ex. political)	$99,152	$110,406	(10.2)%	$355,332	$427,579	(16.9)%

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months and years ended December 31, 2020, and 2019, respectively (in thousands, except per share data):

	Actual
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$4,537	$(78,279)	$(80,551)	$(65,654)
Net loss from discontinued operations, net of income taxes	—	(38)	—	(8,150)
Net income (loss) from continuing operations	4,537	(78,241)	(80,551)	(57,504)
Provision (benefit) for income taxes	9,186	(22,293)	(23,858)	(14,564)
Net income (loss) from continuing operations before income taxes	13,723	(100,534)	(104,409)	(72,068)
Transaction costs	29	1,049	2,653	1,518
Business realignment costs	450	1	3,089	166
Impairment of goodwill	—	69,034	—	69,034
Impairment of long-lived and intangible assets	—	39,433	109,058	39,664
Impairment of investments	—	617	—	617
Net loss (gain) on sale and retirement of assets	3	(49)	83	92
Gain on repurchase of debt	—	—	(1,159)	—
Gain on insurance recoveries	—	—	(1,206)	—
Net income attributable to non-controlling interest, net of income taxes	470	612	1,919	2,109
Adjusted net income (loss) before income taxes	14,675	10,163	10,028	41,132
Provision for income taxes	9,823	2,254	2,291	8,312
Adjusted Net Income (Loss)	$4,852	$7,909	$7,737	$32,820

Adjusted Net Income (Loss) Per Share:
Basic	$0.26	$0.43	$0.41	$1.77
Diluted	$0.18	$0.28	$0.28	$1.19

Weighted average shares outstanding:
Basic	18,706	18,600	18,647	18,549
Diluted	27,721	27,807	27,636	27,538

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months and years ended December 31, 2020, and 2019, respectively (dollars in thousands):

	Actual
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$4,537	$(78,241)	$(80,551)	$(57,504)
Net loss from discontinued operations, net of income taxes	—	(38)	—	(8,150)
Net income (loss)	4,537	(78,279)	(80,551)	(65,654)
Provision (benefit) for income taxes	9,186	(22,293)	(23,858)	(14,564)
Interest expense, net	7,707	8,215	31,420	33,860
Gain on repurchase of debt	—	—	(1,159)	—
Depreciation and amortization	4,814	5,745	20,107	25,836
Stock-based compensation	473	524	2,084	2,592
Transaction costs	29	1,049	2,653	1,518
Business realignment costs	450	1	3,089	166
Impairment of goodwill	—	69,034	—	69,034
Impairment of long-lived and intangible assets	—	39,433	109,058	39,664
Impairment of investments	—	617	—	617
Net loss from discontinued operations, net of income taxes	—	38	—	8,150
Other (a)	(164)	846	(737)	1,165
Adjusted EBITDA	$27,032	$24,930	$62,106	$102,384
Political Adjusted EBITDA	(7,941)	(1,420)	(13,605)	(2,637)
Adjusted EBITDA (Excluding Political)	$19,091	$23,510	$48,501	$99,747
Political Adjusted EBITDA	7,941	1,420	13,605	2,637
Net cash paid for interest	(11,736)	(12,606)	(28,516)	(33,522)
Capital expenditures	(3,694)	(5,131)	(14,948)	(19,676)
Cash paid for taxes	$(250)	$(103)	$(1,561)	$(818)
Adjusted EBITDA Less Interest, Capex and Taxes	$11,352	$7,090	$17,081	$48,368
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to pro forma net (loss) income, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA (Excluding Political) and pro forma Adjusted EBITDA Less Interest, Capex and Taxes for the three months and years ended December 31, 2020, and 2019, respectively (dollars in thousands):

	Pro forma
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$4,537	$(78,241)	$(80,551)	$(57,504)
Net loss from discontinued operations, net of income taxes	—	(38)	—	(8,150)
Net income (loss)	$4,537	$(78,279)	$(80,551)	$(65,654)
Net income from divestiture	—	—	—	354
Pro forma net income (loss)	$4,537	$(78,279)	$(80,551)	$(66,008)
Provision (benefit) for income taxes	9,186	(22,293)	(23,858)	(14,564)
Interest expense, net	7,707	8,215	31,420	33,860
Gain on repurchase of debt	—	—	(1,159)	—
Depreciation and amortization	4,814	5,745	20,107	25,836
Stock-based compensation	473	524	2,084	2,592
Transaction costs	29	1,049	2,653	1,518
Business realignment costs	450	1	3,089	166
Impairment of goodwill	—	69,034	—	69,034
Impairment of long-lived and intangible assets	—	39,433	109,058	39,664
Impairment of investments	—	617	—	617
Net loss from discontinued operations, net of income taxes	—	38	—	8,150
Other (a)	(164)	846	(737)	1,165
Pro forma Adjusted EBITDA	$27,032	$24,930	$62,106	$102,030
Political Adjusted EBITDA	(7,941)	(1,420)	(13,605)	(2,637)
Pro Forma Adjusted EBITDA (Excluding Political)	$19,091	$23,510	$48,501	$99,393
Political Adjusted EBITDA	7,941	1,420	13,605	2,637
Net cash paid for interest	(11,736)	(12,606)	(28,516)	(33,522)
Capital expenditures	(3,694)	(5,131)	(14,948)	(19,676)
Cash paid for taxes	$(250)	$(103)	$(1,561)	$(818)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$11,352	$7,090	$17,081	$48,014
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended December 31, 2020 and 2019 (in thousands):

	Three Months ended December 31, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$23,805	$5,762	$(191)	$(8,113)	$21,263
Depreciation and amortization	3,563	131	45	1,075	4,814
Corporate expenses	—	—	—	6,161	6,161
Stock-based compensation	29	27	2	415	473
Transaction costs	—	—	—	29	29
Business realignment costs	—	—	20	430	450
Impairment of long-lived and intangible assets	—	—	—	—	—
Net loss on sale and retirement of assets	—	—	—	3	3
Adjusted Operating Income (Loss)	$27,397	$5,920	$(124)	$—	$33,193

	Three Months ended December 31, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	(80,879)	4,616	36	(15,197)	$(91,424)
Depreciation and amortization	900	134	135	4,576	5,745
Corporate expenses	—	—	—	8,319	8,319
Stock-based compensation	52	23	2	447	524
Transaction costs	—	—	—	1,049	1,049
Business realignment costs	(161)	—	—	162	1
Impairment of goodwill	69,034	—	—	—	69,034
Impairment of long-lived and intangible assets	39,357	—	—	693	40,050
Net gain on sale and retirement of assets	—	—	—	(49)	(49)
Adjusted Operating Income	$28,303	$4,773	$173	$—	$33,249

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income and Pro Forma Adjusted Operating Income by segment for the years ended December 31, 2020, and 2019 (in thousands):

	Actual
	For the Year Ended December 31, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(55,281)	$20,482	$(1,086)	$(39,083)	$(74,968)
Depreciation and amortization	14,303	529	438	4,837	20,107
Corporate expenses	—	—	—	26,885	26,885
Stock-based compensation	145	90	9	1,840	2,084
Transaction costs	—	—	—	2,653	2,653
Business realignment costs	—	—	304,000	2,785	3,089
Impairment of long-lived and intangible assets	108,483	—	575	—	109,058
Net loss on sale and retirement of assets	—	—	—	83	83
Adjusted Operating Income	$67,650	$21,101	$240	$—	$88,991

	Pro Forma
	For the Year Ended December 31, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(55,281)	$20,482	$(1,086)	$(39,083)	$(74,968)
Depreciation and amortization	14,303	529	438	4,837	20,107
Corporate expenses	—	—	—	26,885	26,885
Stock-based compensation	145	90	9	1,840	2,084
Transaction costs	—	—	—	2,653	2,653
Business realignment costs	—	—	304,000	2,785	3,089
Impairment of long-lived and intangible assets	108,483	—	575	—	109,058
Net loss on sale and retirement of assets	—	—	—	83	83
Adjusted Operating Income	$67,650	$21,101	$240	$—	$88,991

	Actual
	For the Year Ended December 31, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$(11,271)	$18,551	$2,752	$(47,167)	$(37,135)
Depreciation and amortization	10,920	509	544	13,863	25,836
Corporate expenses	—	—	—	28,599	28,599
Stock-based compensation	221	106	29	2,236	2,592
Transaction costs	—	—	—	1,518	1,518
Business realignment costs	—	—	—	166	166
Impairment of goodwill	69,034	—	—	—	69,034
Impairment of long-lived and intangible assets	39,588	—	—	693	40,281
Net loss on sale and retirement of assets	—	—	—	92	92
Adjusted Operating Income	$108,492	$19,166	$3,325	$—	$130,983

	Pro Forma
	For the Year Ended December 31, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$(11,271)	$18,551	$2,398	$(47,167)	$(37,489)
Depreciation and amortization	10,920	509	544	13,863	25,836
Corporate expenses	—	—	—	28,599	28,599
Stock-based compensation	221	106	29	2,236	2,592
Transaction costs	—	—	—	1,518	1,518
Business realignment costs	—	—	—	166	166
Impairment of goodwill	69,034	—	—	—	69,034
Impairment of long-lived and intangible assets	39,588	—	—	693	40,281
Net loss on sale and retirement of assets	—	—	—	92	92
Adjusted Operating Income	$108,492	$19,166	$2,971	$—	$130,629